INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in the Registration Statement on Form SB-2, Amendment No. 2, of Cellcom Tech, Inc., of our report dated May 8, 2001 relating to the financial statements of Cellcom Tech, Inc. as at April 30, 2001. We also hereby consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ FREEMAN & DAVIS LLP FREEMAN & DAVIS LLP

New York, New York
August 29, 2001